Exhibit 1.1	[Conformed Copy]

LTC Properties, Inc.

2,000,000 Shares

8.5% Series E Cumulative Convertible Preferred Stock

(Liquidation Preference $25.00 Per Share)

UNDERWRITING AGREEMENT

September 15, 2003

UNDERWRITING AGREEMENT

September 15, 2003

Stifel, Nicolaus & Company, Incorporated

as Managing Underwriter

One Financial Plaza

501 N. Broadway

St. Louis, MO 63102

Ladies and Gentlemen:

LTC Properties, Inc., a corporation incorporated under the laws of the State of Maryland (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative, an aggregate of 2,000,000 shares (the “Firm Shares”) of the Company’s 8.5% Series E Cumulative Preferred Stock, $0.01 par value per share with a liquidation preference of $25.00 per share (the “Preferred Stock”), of the Company, which shall be convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) (as converted, the “Conversion Shares”). The initial price at which the Conversion Shares shall be convertible is $12.50 per Conversion Share. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 200,000 shares of Preferred Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-106555) including a basic prospectus, which incorporates by reference documents that the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission. Such registration statement, as so amended, has been declared by the Commission to be effective under the Act. The registration statement, at the time it initially was declared effective on September 5, 2003, is sometimes referred to herein as the “Original Registration Statement”. The registration statement, as amended by the first post-effective amendment thereto, at the time it was declared effective on September 12, 2003 is referred to herein as the “Registration Statement.” The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus, describing the Shares and the offering therof, in such form as has been provided to, discussed with, and approved by the Underwriters.

The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as September 12, 2003 and to be filed with the Commission pursuant to Rule 424(b) for use in connection with the offer and/or sale of Shares pursuant to this Agreement. The term “Prepricing Prospectus” as used in this Agreement means any form of preliminary prospectus used in connection with the marketing of the Shares, including the preliminary prospectus supplement dated as of September 9, 2003 and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Shares. The term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $ 24.1375 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on September 19, 2003 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 333 South Grand Avenue, Los Angeles, California 90071, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, threatened by the Commission; such registration statement meets, and the offering of the Shares complies with, the requirements of the Act; each of the Basic Prospectus, the Prepricing Prospectus, the Prospectus Supplement and the Prospectus conformed as of its date, conforms and will conform, at the time of purchase, any additional time of purchase and any time of any sales with respect to which the Prospectus is delivered, in all material respects to the requirements of the Act; each of the Basic Prospectus, the Prepricing Prospectus, the Prospectus Supplement and the Prospectus did not as of its date, does not and will not, at the time of purchase and any additional time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement, at the time it initially became effective, the time that the first post-effective amendment thereto became effective, the time of purchase and any additional time of purchase complies, complied and will comply, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; the Registration Statement did not, does not and will not, at the time it initially became effective, the time that the first post-effective amendment thereto became effective, the time of purchase and any additional time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Registration Statement, the Basic Prospectus, the Prepricing Prospectus, the Prospectus Supplement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, any Prepricing Prospectus, the then most recent Prospectus Supplement and the Prospectus;

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus Supplement entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus and grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e) the Company has no subsidiaries (as defined in the Act) other than the entities listed in Exhibit B (collectively, the “Subsidiaries”); except as set forth in Exhibit B, the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; except as set forth in the Registration Statement and the Prospectus, other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the formation documents and the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly organized and is validly existing as a corporation, limited partnership, limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate, partnership or limited liability company, as the case may be) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; except as set forth on Exhibit B, each Subsidiary is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock, partnership interests or membership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Exhibit B, are owned directly or indirectly by the Company subject to no security interest, other encumbrance or adverse claims; and, except as set forth on Exhibit B, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f) the Firm Shares and the Additional Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights (including, without limitation, the rights given to the current holder of the Company’s Series C Cumulative Convertible Preferred Stock); upon issuance or exercise in accordance with the terms of the Preferred Stock, the Conversion Shares will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, with the holders of Conversion Shares being entitled to all rights accorded to a holder of Common Stock; the Company has reserved for issuance a number of shares of Common Stock equal to the number of Conversion Shares that may be issued upon conversion of the Shares;

(g) the statements set forth in the section of the Prospectus Supplement entitled “Description of preferred stock”, in the section of the Basic Prospectus entitled “Description of Our Common Stock” and in the section of the Basic Prospectus entitled “Description of Our Preferred Stock”, insofar as they purport to constitute a summary of the terms of the Shares and the Common Stock, are accurate, complete and fair in all material respects; the certificates for the Shares are in due and proper form and conform in all material respects to the requirements of Maryland law and the holders of the Shares will not be subject to personal liability by reason of being such holders; the statements in the section of the Basic Prospectus entitled “Risk Factors” under the heading “Certain provisions of Maryland law and our Charter and Bylaws as well as stockholder rights plan could hinder, delay or prevent changes in control”, insofar as such statements relate to the Charter or Bylaws of the Company or issues arising under the MGCL, are true and correct in all material respects;

(h) this Agreement has been duly authorized, executed and delivered by the Company;

(i) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except for any such breach, violation or default that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or bylaws of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except for any such breach, violation or default that would not result in a Material Adverse Effect;

(j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been or will be effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) as may be required by the National Association of Securities Dealers, Inc. (“NASD”) and (iv) as may be required pursuant to the listing requirements of the New York Stock Exchange (“NYSE”), except for any failure to obtain approval, authorization, consent or order that would not result in a Material Adverse Effect; the Company is entitled to the exemption afforded “shelf registrants” under the Conduct Rules of the NASD;

(k) other than rights granted to the current holder of the Company’s Series C Cumulative Convertible Preferred Stock, which right have been waived with respect to the offering of the Shares, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Preferred Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Preferred Stock or shares of any other capital stock or other equity interests of the Company in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Preferred Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l) each of the Company and the Subsidiaries has all material licenses, authorizations, consents and approvals and has made all material filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all material authorizations, consents, licenses and approvals from other persons, in order to conduct its respective business; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(m) there are no contracts or other documents including documents describing any off-balance sheet transactions required by the Act or by any regulations under the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects or filed as required;

(n) no legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties that are required to be described in the Registration Statement or the Prospectus and are not described therein;

(o) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(p) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required;

(q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(r) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) the Company and its Subsidiaries have good and marketable title in fee simple to, or a lawful first priority mortgage or deed of trust on, each real property or interest in real property described in the Prospectus; with respect to each such property described in the Prospectus as owned by them, the Company or a Subsidiary owns such property free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except (i) such as are described in the Prospectus and (ii) such as do not materially adversely affect the value of such property or interests or interfere with the use made or proposed to be made of such property or interests by the Company and each of its Subsidiaries; each parcel of real property owned, leased or controlled by or pledged as collateral to the Company and each improvement thereon complies with all applicable codes, laws and regulations (including, without limitation, licensing codes and laws, certificate of need statutes, building and zoning codes, laws and regulations and laws relating to access to facilities located on such real property) except as otherwise disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; and the Company has no knowledge of any pending or threatened proceeding to revoke or withdraw any facility license or certificate of need, condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any such real property or improvements except such proceedings or actions that would not have a Material Adverse Effect;

(t) any real property and buildings held under lease by the Company or the Subsidiaries are held by the Company or such Subsidiaries under valid, binding and enforceable leases conforming to any applicable description thereof set forth in the Registration Statement and the Prospectus, with such exceptions as do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company, its Subsidiaries or any third party;

(u) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(v) the Company has filed on a timely basis all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against the Company which if determined adversely to the Company would result in a Material Adverse Effect; all tax liabilities are adequately provided for on the books of the Company;

(w) except as disclosed in the Prospectus, the Company maintains insurance (policies of which have been duly issued by insurers of recognized financial position and responsibility) of the types and in the amounts generally deemed adequate for its businesses and, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, and casualty and liability insurance covering the Company’s operations, all of which insurance is in full force and effect;

(x) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct;

(y) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(z) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(aa) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(cc) to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(dd) the Company meets the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters at such location as they may designate, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as promptly as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e) to file the Prospectus pursuant to the applicable provisions of Rule 424(b) within the time period prescribed; promptly during any time when a prospectus relating to the Shares is required to be delivered under the Act, to (i) comply with all requirements imposed upon it by the Act and the Exchange Act and the rules and regulations promulgated thereunder to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) not file with the Commission the Prospectus, any amendment or supplement to the Prospectus, or any amendment to the Registration Statement, of which you shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing you shall not have given their consent promptly after receiving notice thereof, of the time when the Prospectus has been filed with the Commission and any amendment to the Registration Statement has been filed or declared effective or any amendment or supplement to the Prospectus has been filed and provide evidence satisfactory to of each such filing or effectiveness;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) to advise you, promptly after receiving notice thereof, of the time when (i) the Prospectus has been filed with the Commission and (ii) any amendment to the Registration Statement has been filed or declared effective or any amendment or supplement to the Prospectus has been filed and to provide evidence satisfactory to you of each such filing or effectiveness;

(h) the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to you as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11 (a) of the Act.

(i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(j) to furnish to you one copy of the Registration Statement with original signatures, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) during a period of five years from the effective date of the Registration Statement to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders and not publicly available on the Commission’s EDGAR system, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed unless such reports or financial statements are publicly available on the Commission’s EDGAR system; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prepricing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the New York Stock Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company’s other obligations hereunder;

(n) to use its best efforts to cause the Preferred Stock to be listed on the New York Stock Exchange;

(o) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Preferred Stock;

(p) to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code; and

(q) to take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out of pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, a written opinion of (i) Reed Smith, LLP, counsel for the Company, as to the matters set forth in Exhibit C hereto, (ii) Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, as to the matters set forth in Exhibit D hereto, and (iii) of counsel or local counsel to the Company with respect to those Subsidiaries designated by Stifel Nicolaus as to the matters set forth in Exhibit E hereto; in each case addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Dewey Ballantine LLP, counsel for the Underwriters.

In addition, Reed Smith, LLP shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

(b) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Stifel Nicolaus.

(c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to such matters as you may reasonably request.

(d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

(e) The Registration Statement shall become effective not later than 5:30 P.M. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

(f) Prior to the time of purchase, and, if applicable, the additional time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;

(g) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit A hereto.

(h) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(i) The Shares shall have been approved for listing on the New York Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Stifel Nicolaus, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in Stifel Nicolaus’ judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in Stifel Nicolaus’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If Stifel Nicolaus elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the

successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Original Registration Statement, the Registration Statement (or in the Registration Statement as amended by any further post effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Original Registration Statement, such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that the indemnity described in this paragraph as it relates to any Prepricing Prospectus or Prospectus shall not inure to the benefit of any Underwriter or any person controlling such Underwriter if: (i) the person asserting any such loss, damage, expense, liability or claim purchased Shares from such Underwriter or person controlling such Underwriter, (ii) a copy of the Prospectus (as then amended or supplemented if the Company furnished to the Underwriter any amendments or supplements thereto in a manner timely enough in order for the Underwriter to satisfy its delivery requirements) was not sent to or given by or on behalf of such Underwriter to such person if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person; and (iii) if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claim, damages or liabilities.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that, unless the indemnifying party states in writing at a reasonable time in advance of settlement that the claim is not covered by the indemnity provided hereunder, it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (as amended by the initial and any subsequent post effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement (as amended by the initial and any subsequent post effective amendment thereof by the Company) or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that, unless the indemnifying party states at a reasonable time in advance of settlement in writing that the claim is not covered by the indemnity provided hereunder, it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the second, third, ninth, tenth, eleventh and thirteenth and (insofar as such statements relate to over-allotment and stabilization) fourth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by facsimile to 203-719-0495 or by certified mail to Stifel, Nicolaus & Company, Incorporated, One Financial Plaza, 501 N. Broadway, St. Louis, MO 63102, Attention: General Counsel, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company by facsimile to 805-981-8663 or by certified mail to the Company at 22917 Pacific Coast Highway, Suite 350, Malibu, CA 90265, Attention: Chief Financial Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Stifel Nicolaus or any indemnified party. Each of Stifel Nicolaus and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

LTC Properties, Inc.

By:	/s/ Andre Dimitriadis
Title: Chairman, Chief Executive Officer and President

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ T. Richard Kendrick
Title: Sr. Vice President

By:	/s/ Mark Koster
Title: Vice President

SCHEDULE A

Underwriter	Number of Firm Shares
Stifel, Nicolaus & Company, Incorporated	1,300,000

McDonald Investments Inc.	400,000

Harris Nesbitt Corp.	300,000

Total	2,000,000

Exhibit A

Officers’ Certificate

1.	I have reviewed the Registration Statement and the Prospectus.

2.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.	The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.	The conditions set forth in paragraph (f) of Section 6 of this Agreement have been met.

Exhibit B

LTC Properties, Inc.

List of All Subsidiaries

COMPANY	STATE OF ORGANIZATION
Bakersfield-LTC, Inc.	Delaware

BV Holding-LTC, Inc.	Delaware

Coronado Corporation	Delaware

East New Mexico, Inc.	Delaware

Education Property Investors, Inc.	Nevada

Florida-LTC, Inc.	Nevada

Kansas-LTC Corporation	Delaware

LTC GP I, Inc.	Delaware

LTC GP II, Inc.	Delaware

LTC GP III, Inc.	Delaware

LTC GP IV, Inc.	Delaware

LTC GP V, Inc.	Delaware

LTC GP VI, Inc.	Delaware

LTC Partners I, L.P. (1)	Delaware

(1)	As the sole general partner, LTC GP I, Inc. manages and controls the assets, business and affairs of the limited partnership. The limited partner(s) has certain rights to distributions of the limited partnership.

LTC Partners II, L.P. (2)	Delaware

LTC Partners III, L.P. (2)	Delaware

LTC Partners IV, L.P. (2)	Delaware

LTC Partners IX, L.P. (3)	Delaware

LTC Partners V, L.P. (4)	Delaware

LTC Partners VI, L.P. (5)	Delaware

LTC Partners VII, L.P. (6)	Delaware

LTC Partners VIII, L.P. (7)	Delaware

LTC REMIC Corporation	Delaware

LTC REMIC IV Corporation	Delaware

LTC West, Inc.	Nevada

LTC-BBCO, Inc.	Delaware

LTC-Dearfield, Inc.	Nevada

LTC-DS, Inc.	Delaware

LTC-Fort Valley, Inc.	Delaware

LTC-Gardner, Inc.	Delaware

LTC-Griffin, Inc.	Nevada

LTC-Jessup, Inc.	Delaware

(2)	As the sole general partner, LTC GP I, Inc. manages and controls the assets, business and affairs of the limited partnership. The limited partner(s) has certain rights to distributions of the limited partnership.
(3)	As the sole general partner, LTC GP VI, Inc. manages and controls the assets, business and affairs of the limited partnership. The limited partners have certain rights to distributions of the limited partnership.
(4)	As the sole general partner, LTC GP II, Inc. manages and controls the assets, business and affairs of the limited partnership. The limited partners have certain rights to distributions of the limited partnership.
(5)	As the sole general partner, LTC GP III, Inc. manages and controls the assets, business and affairs of the limited partnership. The limited partners have certain rights to distributions of the limited partnership.
(6)	As the sole general partner, LTC GP IV, Inc. manages and controls the assets, business and affairs of the limited partnership. The limited partners have certain rights to distributions of the limited partnership.
(7)	As the sole general partner, LTC GP V, Inc. manages and controls the assets, business and affairs of the limited partnership. The limited partners have certain rights to distributions of the limited partnership.

LTC-Jonesboro, Inc.	Nevada

LTC-K1 Inc.	Delaware

LTC-K2 Limited Partnership	Delaware

LTC-K2 LP, Inc.	Delaware

LTC-K2, Inc.	Delaware

LTC-Lake Forest, Inc.	Delaware

LTC-New Mexico, Inc.	Nevada

LTC-Ohio, Inc.	Delaware

LTC-Richmond, Inc.	Nevada

LTC-Tampa, Inc.	Nevada

L-Tex GP, Inc.	Delaware

L-Tex L.P. Corporation	Delaware

Missouri River Corporation	Delaware

North Carolina Real Estate Investments, LLC	North Carolina

Park Villa Corporation	Delaware

Texas-LTC Limited Partnership	Texas

Texas-LTC Woodridge Limited Partnership	Delaware

University Park Convalescent Center, Inc.	Florida

Vacaville-LTC, Inc.	Delaware

Virginia-LTC, Inc.	Nevada

Western Healthcare Funding, Inc.	Nevada

Exhibit C

1. Based solely on certificates of public officials, we confirm that the Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in the States of                         ,                          and                         .

2. The securities of each of the Subsidiaries set forth in Exhibit B to the Agreement that have been issued to the Company, to the best of our knowledge, based solely on certificates of authorized officers of the Company, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

3. Assuming the due authorization, execution and delivery of the Underwriting Agreement by the Company and the Underwriters: (a) the execution, delivery and performance of the Underwriting Agreement by the Company will not violate any California, New York or federal law or any provision of any material contract filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 or the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2003 and June 30, 2003, as filed with the Commission (collectively, the “Material Agreements”) or to our knowledge, result in a breach of or constitute (upon notice or lapse of time or both) a default under any of the Material Agreements and (b) the Underwriting Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. Except for permits and similar authorizations required under state securities or Blue Sky laws, as to which we express no opinion, to our knowledge no consent, approval, license, authorization or other order of any California, New York or federal court, regulatory body, administrative agency or other governmental body, which has not been obtained by the Company, is required in connection with the issuance and delivery of the Shares.

5. The issuance, sale and delivery of the Shares does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any of the Material Agreements, or any California, New York or federal order, decree, judgment, statute, law, rule or regulation (other than federal or state securities laws, which are specifically addressed elsewhere herein) to which the Company or any of its property or assets is subject and of which we have knowledge. No opinion is expressed in this paragraph 6 as to any antifraud laws which may be applicable.

6. The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto, has been issued, nor, to the best of our knowledge, has any proceeding for the purpose been instituted or threatened by the Commission.

7. The Registration Statement and the Prospectus (including the documents incorporated by reference therein) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder with respect to the offering of the Shares; it being understood, however, that we express no opinion with respect to the financial statements and other financial, numerical, statistical and accounting information contained therein, incorporated by reference therein or omitted therefrom. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete. We express no opinion with respect to any securities covered under the Registration Statement other than the Shares.

8. To the best of our knowledge, based solely on certificates of authorized officers of the Company, and with the additional understanding that we have made no independent review or searches of any dockets or records or made inquiries of any court, administrative agency or governmental authority or otherwise conducted any independent investigation, no legal or governmental proceedings are pending to which the Company, or any of the Subsidiaries, is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein.

9. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

In addition, in the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent auditors and with representatives of and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation (relying as to the factual matters underlying the determination of materiality to a large extent upon the statements of officers or other representatives of the Company), no facts came to our attention that caused us to believe that the Registration Statement, at the time Post-Effective Amendment No. 1 thereto became effective, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and the date hereof, contained or contains any untrue statement of a material fact required to be stated therein or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, the notes thereto and related schedules and other financial, numerical, statistical and accounting data included in, incorporated by reference in, or omitted from, the Registration Statement or Prospectus.

Exhibit D

1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland.

2. The Company has the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and the Company has the requisite corporate power and authority to enter into the Underwriting Agreement and to carry out all the terms and provisions of the Underwriting Agreement to be carried out by it.

3. The authorized capital stock of the Company is as set forth in the Prospectus Supplement in the first paragraph contained under the heading “Description of Our Capital Stock”, subheading “General”.

4. The Shares have been duly authorized for issuance and sale pursuant to the Underwriting Agreement by all necessary corporate action of the Company under the Charter and Bylaws of the Company and the Maryland General Corporation Law (the “MGCL”), and when issued and delivered by the Company against payment of the agreed consideration therefor in accordance with the provisions of the Underwriting Agreement and the Directors’ Resolutions, the Shares will be validly issued, fully paid and non-assessable.

5. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other similar rights under the MGCL or under the Charter or Bylaws of the Company to subscribe for or purchase any of the Shares.

6. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company under its Charter and Bylaws and the MGCL.

7. The execution and delivery by the Company of the Underwriting Agreement, and the issuance and sale of the Shares, do not and will not conflict with or result in a violation of the provisions of the Charter or Bylaws of the Company or the MGCL.

8. The Shares conform in all material respects to the description of the Series E Preferred Stock of the Company contained on pages S-14 through and including the caption “Conversion price adjustments” on page S-21 of the Prospectus Supplement, insofar as such description relates to the Charter or Bylaws of the Company or issues arising under the MGCL.

9. The form of Specimen Stock Certificate relating to shares of Series E Preferred Stock complies in all material respects with applicable statutory provisions of the MGCL and with any applicable requirements of the Charter and Bylaws of the Company.

10. The statements in the section of the Basic Prospectus entitled “Risk Factors” under the heading “Certain provisions of Maryland law and our Charter and Bylaws as well as stockholder rights plan could hinder, delay or prevent changes in control”, insofar as such statements relate to the Charter or Bylaws of the Company or issues arising under the MGCL, are true and correct in all material respects.

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11. The shares of common stock, par value $.01 per share (the “Common Stock”) of the Company, conform in all material respects to the description of the Common Stock of the Company set forth under the subheading “General” in the section of the Basic Prospectus entitled “Description of Our Common Stock”, insofar as such description relates to the Charter or Bylaws of the Company or issues arising under the MGCL.

12. The Series A Preferred Shares conform in all material respects to the description of the Series A Preferred Stock contained under the caption “Description of Series A Preferred Stock” through and including the subcaption “Conversion”, in the Preliminary Prospectus Supplement dated February 20, 1997 which is incorporated by reference into the Company’s Exchange Act Registration Statement, insofar as such description relates to the Charter or Bylaws of the Company or issues arising under the MGCL.

13. The Series B Preferred Shares conform in all material respects to the description of the Series B Preferred Stock contained under the caption “Description of Preferred Stock” through and including the subcaption “Conversion”, in the Preliminary Prospectus Supplement dated December 3, 1997 which is incorporated by reference into the Company’s Exchange Act Registration Statement, insofar as such description relates to the Charter or Bylaws of the Company or issues arising under the MGCL.

14. The Series C Preferred Shares conform in all materials respects to the description of the Series C Preferred Stock of the Company contained under the caption “Series C Convertible Preferred Stock” on pages S-13 and S-14 of the Prospectus, insofar as the reference in such description to the Series E Preferred Stock relates to the description of the Series E Preferred Stock referenced in Paragraph 8 of this opinion, and insofar as such description relates to the Charter or Bylaws of the Company or issues arising under the MGCL.

15. The Series D Preferred Shares conform in all material respects to the description of the Series D Preferred Stock of the Company contained in the May 11, 2000 Articles Supplementary which are incorporated by reference into the Company’s Exchange Act Registration Statement, insofar as such description relates to the Charter or Bylaws of the Company or issued arising under the MGCL

16. Four million four hundred thousand (4,400,000) shares (the “Conversion Shares”) of the Common Stock of the Company have been duly authorized and reserved for issuance upon conversion of the Shares by all necessary corporate action of the Company under the Charter and Bylaws of the Company and the MGCL, and when issued and delivered by the Company upon conversion of duly authorized, validly issued and fully paid and non-assessable Shares in accordance with and subject to the terms and conditions set forth in the Series E Articles Supplementary, the Conversion Shares will be validly issued fully paid and non-assessable.

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Exhibit E

1. [Subsidiary], a                  organized under the laws of                 , has been duly organized and is validly existing and in good standing under the laws of such State. Based solely on certificates of public officials, we confirm that [Subsidiary] is duly licensed or qualified to transact business in the States of                     ,                      and                     .

2. [Subsidiary] has the power and authority to own its respective properties and conduct its business as described in the Registration Statement and the Prospectus.

3. The [describe securities] of [Subsidiary] issued to the Company have been duly authorized and validly issued, are fully paid and nonassessable.

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